UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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FLOTEK INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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Notice of Annual Meeting of Shareholders
To be Held Thursday, June 9, 2022 at 10:00 a.m.

Fellow Shareholders,

The 2022 Annual Meeting of Shareholders (the “Meeting”) of Flotek Industries, Inc. (“Flotek,” “we,” “our,” “us,” or the “Company”) will be held on June 9, 2022 at 10:00 a.m. The Meeting will be conducted at 1301 McKinney St., Suite 5100, Houston, TX 77010. At the Meeting, shareholders will be asked to consider and vote on the following matters:

1.The election of six directors
2.An advisory vote to approve the compensation of the Company’s named executive officers for 2021
3.An advisory vote to approve the frequency of “say-on-pay” votes
4.An advisory vote to approve the performance of the Company’s chief executive officer
5.Ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2022
6.Approval of a reverse split of the Company’s common stock
7.Approval of an amendment to the Company’s 2012 Employee Stock Purchase Plan
8.Any other business which may be properly brought before the Meeting

These items are more fully described in the following pages, which are made part of this notice. Shareholders of record at the close of business on April 28, 2022 are entitled to notice of and to vote at the Meeting or any adjournments, postponements or continuation thereof.
We intend to mail a Notice of Annual Meeting of Shareholders (the “Notice”), proxy materials and our 2021 Annual Report (which includes our 2021 Annual Report on Form 10-K), how to vote, and how to obtain a paper copy of the proxy materials. We expect our 2021 Annual Report and proxy materials to be available on or about April 29, 2022. You will need the control number printed on your Notice, proxy card or voting instruction card in order to vote. A list of shareholders of record will be available during the Meeting for inspection by shareholders for any legally valid purpose relating to the Meeting.
Your vote is very important. We urge you to review the proxy materials and vote as soon as possible, whether or not you plan to attend the Meeting. This Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2021 Annual Report are available free of charge at the “Investor Relations” section of our website at www.flotekind.com/index.php/investor-relations.
On behalf of the Board and the executive team of the Company, I thank you for your support and participation.

By Order of the Board of Directors,
Nicholas J. Bigney
Senior Vice President, General Counsel & Chief Compliance Officer

April 29, 2022

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement (the “Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement and the related proxy materials were first released to shareholders and made available on the internet on or about April 29, 2022.

Annual Meeting of Shareholders

When:        June 9, 2022 at 10:00 a.m., Central Time

Where:    1301 McKinney St., Suite 5100, Houston, TX 77010

Who:        Shareholders of record at close of business on April 28, 2022 will be eligible to vote.

What:         We are asking shareholders to vote on the following seven items:

Item up for Vote	Board’s Voting Recommendation	Page Reference
Election of director candidates, to serve until the 2023 Annual Meeting of Shareholders (Item 1)	FOR EACH CANDIDATE	13
An advisory vote to approve the compensation of the Company’s named executive officers for 2021 (Item 2)	FOR	21
An advisory vote to approve the frequency of “say-on-pay” votes (Item 3)	FOR	33
An advisory vote to approve the performance of the Company’s chief executive officer (Item 4)	FOR	34
Ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2022 (Item 5)	FOR	35
Approval of a reverse split of the Company’s common stock at a ratio between one-to-three and one-to-six (Item 6)	FOR	37
Approval of an amendment to the Company’s 2012 Employee Stock Purchase Plan (Item 7)	FOR	44

Proxy Statement Summary
Board and Board Committees

There are currently seven positions on our Board. Our Board is not classified and all positions stand for election at each annual meeting of shareholders. Our current Board members are listed below. The standing committees for our Board are the Audit, Compensation, Corporate Governance & Nominating and Risk and Sustainability Committees, designated by A, C, G and R in the chart below respectively. Mr. Gibson serves as our Chairman and Mr. Nierenberg serves as our Lead Independent Director.

Name and Principal Occupation	Age	Ind.	Director Since	Committee Membership
				A	C	G	R
Harsha V. Agadi	58	✓	2020	●	«		●
CEO of GHS Holdings, LLC
Ted D. Brown	67	✓	2013		●	●
CEO, Confluence Resources, LP
Michael Fucci	63	✓	2020		●		«
Chairman, Deloitte US (retired)
John W. Gibson, Jr.¹	64		2020				●
President, Chief Executive Officer & Chairman, Flotek Industries
Paul W. Hobby	61	✓	2019		●	«	●
Managing Partner, Genesis Park LP
Lisa Mayr	54	✓	2021	●		●
CFO, Internap Holding LLC
David Nierenberg²	68	✓	2018	«		●	●
President, Nierenberg Investment Management Company, Inc.
1 Chairman of the Board    2 Lead Independent Director        « Chair of Committee    ● Member of Committee

For additional information on our directors and their qualifications, please see the section entitled Director
Candidate Biographies beginning on page 14.

Proxy Statement Summary
Board Overview

Independence	Tenure

86% of our directors are independent	86% of our directors have a tenure of less than 5 years, with an average tenure of 2.9 years

Director Skills and Experience

Corporate Governance/Legal					5

Industry Experience				4

ESG				4

Finance/Accounting					5

M&A Strategy/Execution						6

Human Capital						6

Public Board Experience					5

Public C-Suite Experience				4

Technology & Innovation				4

Philanthropy Leadership							7

Military Service	1

Gender/Ethnic Diversity		2

International Experience			3

Proxy Statement Summary
Cautionary Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are not historical facts, but instead represent the current assumptions and beliefs regarding future events of the Company many of which, by their nature, are inherently uncertain and outside the Company’s control. The forward-looking statements contained in this Proxy Statement are based on information available as of the date of this Proxy Statement. The forward-looking statements relate to future industry trends and economic conditions, forecast performance or results of current and future initiatives and the outcome of contingencies and other uncertainties that may have a significant impact on the Company’s business, financial condition, future operating results and liquidity. These forward-looking statements generally are identified by words including but not limited to, “anticipate,” “believe,” “estimate,” “commit,” “budget,” “aim,” “potential,” “schedule,” “continue,” “intend,” “expect,” “plan,” “forecast,” “project” and similar expressions, or future-tense or conditional constructions such as “will,” “may,” “should,” “could” and “would,” or the negative thereof or other variations thereon or comparable terminology. The Company cautions that these statements are merely predictions and are not to be considered guarantees of future performance. Forward-looking statements are based upon current expectations and assumptions that are subject to risks and uncertainties that can cause actual results to differ materially from those projected, anticipated or implied. A detailed discussion of potential risks and uncertainties that could cause actual results and events to differ materially from forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A — “Risk Factors” of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2022 and periodically in subsequent reports filed with the SEC. The Company has no obligation, and we disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are providing this Proxy Statement in connection with the solicitation of proxies by our Board for use at the Meeting. We plan to mail instructions on how to access the proxy materials and our 2021 Annual Report on Form 10-K (the “Annual Report”), how to vote, and how to obtain a paper copy of our proxy materials. Our Annual Report and proxy materials are first being made available on or about April 29, 2022.

Date, Place and Time of Meeting

The Meeting will be held on June 9, 2022 at 10:00 a.m. Central Time. The Meeting will be held at 1301 McKinney St., Suite 5100, Houston, TX 77010.

Record Date

The record date for the Meeting is April 28, 2022. Shareholders of record at the close of business on April 28, 2022 will be entitled to vote at the Meeting. At of the close of business on April 28, 2022, we had 76,612,585 shares of common stock outstanding. Each share of common stock is entitled to one vote on each item. Shareholders may not cumulate votes.

Attending the Meeting

The Meeting will be held at 1301 McKinney St., Suite 5100, Houston, TX 77010. Please allow ample time for check-in by attending the Meeting fifteen minutes early. If a bank, brokerage firm or other nominee holds your shares, you should contact that organization for additional information.

Delivery of Proxy Materials

We are mailing proxy materials to our shareholders on or about April 29, 2022. In addition, all shareholders will have the ability to access the proxy materials over the Internet at our website www.flotekind.com.

Items of Business

There are seven items scheduled to be voted on at the Meeting:

1.The election of six directors
2.An advisory vote to approve the compensation of the Company’s named executive officers for 2021
3.An advisory vote to approve the frequency of “say-on-pay” votes of the Company
4.An advisory vote to approve the performance of the Company’s chief executive officer
5.Ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2022
6.Approval of a reverse split of the Company’s common stock at between a 1-to-3 and a 1-to-6 ratio
7.Approval of an amendment to the Company’s 2012 Employee Stock Purchase Plan

Quorum and Voting Requirements

General Information About the Annual Meeting
A quorum is required to conduct business at the Meeting. The holders of a majority of the Company’s issued and outstanding shares that are entitled to vote are required to be present, or represented by proxy, in order to constitute a quorum at the Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

Each of the six director nominees will be elected by a majority of the votes cast with respect to the nominee so long as the number of nominees for election equals the number of directors to be elected (an “Uncontested Election”). For the purpose of an Uncontested Election, a majority of votes cast means that the number of votes “for” a nominee’s election must exceed 50% of the votes cast “for” or “against” with respect to that nominee’s election, excluding abstentions. Broker non-votes will not count as votes cast with respect to that nominee’s election. If the number of nominees for director at a meeting of shareholders exceeds the number of directors to be elected at such meeting, directors shall be elected by a plurality of the votes cast at such meeting.

The proposal regarding the compensation of our named executive officers must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our shareholders cast “for” this proposal must exceed the votes that our shareholders cast “against” this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

The proposal regarding the approval of the performance of our chief executive officer must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our shareholders cast “for” this proposal must exceed the votes that our shareholders cast “against” this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

The proposal regarding the appointment of KPMG LLP as our independent auditor must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our shareholders cast “for” this proposal must exceed the votes that our shareholders cast “against” this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

The proposal regarding the reverse stock split must receive the affirmative vote of the holders of a majority of the outstanding common stock of the Company. Abstentions and broker non-votes will have the same effect as a vote “against” this proposal.

The proposal regarding an amendment to the Company’s 2012 Employee Stock Purchase Plan must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our shareholders cast “for” this proposal must exceed the votes that our shareholders cast “against” this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. If you do not give instructions to your bank, brokerage firm or other agent, the bank, brokerage firm or other agent will nevertheless be entitled to vote your shares of common stock in its discretion on “routine matters” and may give or authorize the giving of a proxy to vote the shares of common stock in its discretion on such matters. None of the proposals described herein are considered to be “routine.” Proposals 5 and 6 are considered “routine matters” and all the other proposals described herein are considered “non-routine matters.”

The vote for Item 2, the “say on pay,” the vote for Item 3, the “frequency of say-on-pay,” and the vote for Item 4, the approval of performance of our CEO, are each non-binding, but the Board will consider the results of the vote in making future decisions.

General Information About the Annual Meeting

Voting Procedures

Holders of our common stock may hold shares either beneficially through a broker or bank, or directly in their own name. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares. As a shareholder of record, you may vote directly at the Meeting, by proxy, by internet, by telephone or by mail by following the instructions provided in our proxy materials. If a bank, brokerage firm or other nominee holds your shares, you should contact that organization for additional information.

Proxy Solicitation Costs

We will pay the cost of printing and mailing proxy materials, but we will not pay a fee to any of our officers or employees as compensation for soliciting proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by phone, email or personally.

Revoking your Proxy

If you are a shareholder of record, whether you give your proxy over the Internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may enter a new vote by voting online at the virtual meeting, electronically, by mail or by telephone so long as it is received prior to the Meeting. If you hold your shares beneficially, you must follow the instructions provided by your broker or nominee as to whether and how you may revoke your proxy. Attending the Meeting alone will not revoke your proxy.

Voting Results

We will announce preliminary voting results during the Meeting and report the final voting results within four business days of the Meeting on a Current Report on Form 8-K. You can access that Current Report on Form 8-K and our other SEC filings at our website at https://www.flotekind.com/index.php/investor-relations/itemlist/category/92-sec-filings or at the SEC’s website at www.sec.gov. The information provided on those websites is for information purposes only and is not incorporated by reference in this Proxy Statement.

CORPORATE GOVERNANCE

We are committed to conducting our business in accordance with the highest level of ethical and corporate governance practices. From time to time we review our governance practices and take actions to address changes related to regulatory requirements and best practices. Below is a description of some of the key matters related to our corporate governance practices.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to promote the healthy function of our Board and its committees, and to set forth a common set of expectations on Board performance. A copy of these guidelines is available on our website at www.flotekind.com. The information on our website is not a part of this Proxy Statement.

Code of Business Conduct and Ethics

We are committed to conducting our business legally and ethically, and have adopted a Code of Business Conduct and Ethics that governs the behavior of our directors, officers and employees and sets forth standards for conflict of interest, compliance with laws, methods for reporting, and other corporate activities. A copy of our Code of Business Conduct and Ethics is available on our website at www.flotekind.com. The information on our website is not a part of this Proxy Statement.

Board Structure

The Board’s size and makeup is intended to facilitate meaningful discussion and allow for diverse perspectives. The balance of these perspectives on our Board is more important than any specific size target.

Our Board is currently comprised of seven directors. The Board has determined, as of the record date that six of our seven directors are independent, as defined by the New York Stock Exchange (the “NYSE”) and SEC (see “Director Independence” below). John W. Gibson, Jr. serves as the Chairman of the Board, and David Nierenberg serves as the Lead Independent Director of the Board. The role of Lead Independent Director is to facilitate the communication between the independent directors and the Chairman, President and Chief Executive Officer.

Our Board is not classified, which means that every director stands for election at every annual meeting of shareholders.

Our Corporate Governance and Nominating Committee is committed to ensuring that the Company recruits directors from a diverse pool of candidates. In addition to experience and background, the Corporate Governance and Nominating Committee considers ethics and standards and the diversity of views the directors represent.

Risk Management

The Board has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, liquidity and associated risks. The Risk and Sustainability Committee is tasked with oversight of the general risk and sustainability programs of the Company. In addition, the Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation programs, the Audit Committee oversees the management of financial risks and SEC reporting, and the Corporate Governance and Nominating Committee manages risks associated with director independence and potential conflicts of interest. While

Corporate Governance
each committee is responsible for evaluating certain risk and overseeing the management of those risks, the entire Board is regularly informed through committee reports.

Board Committees

Our Board currently has four standing committees, each of which has specific responsibilities as described below:

Audit Committee	Chair: David Nierenberg
Members: Harsha Agadi, Lisa Mayr
Meetings in 2021: 4
PRIMARY RESPONSIBILITIES
•Overseeing the Company’s financial reporting process and financial risk
•Discussing significant financial reporting issues and judgments with the Company’s management and independent auditors
•Appointing, overseeing, and determining payment for the Company’s independent registered public accounting firm
•Overseeing the Company’s internal audit function
•Preapproving all audit services and all permissible non-audit services provided by the Company’s independent registered public accounting firm
•Reviewing the Company’s financial statements included in its Form 10-K, Form 10-Q and other SEC filings
•Discussing earnings releases and guidance with Company management
•Overseeing the compliance program of the Company and the hotline for reporting concerns with the Company’s financial or other practices

Compensation Committee	Chair: Harsha Agadi
Members: Ted Brown, Michael Fucci, Paul Hobby
Meetings in 2021: 4
PRIMARY RESPONSIBILITIES
•Reviewing and approving goals of the CEO and other executive officers
•Determining, in conjunction with senior management, a compensation strategy for the CEO and other executive officers, including base salary
•Awarding equity-based awards to the CEO, other executive officers and other employees of the Company
•Making recommendations to the Board on Board compensation
•Overseeing benefit programs applicable to all employees of the Company

Corporate Governance

Corporate Governance & Nominating Committee	Chair: Paul Hobby
Members: Ted Brown, Lisa Mayr, David Nierenberg
Meetings in 2021: 3
PRIMARY RESPONSIBILITIES
•Reviewing the structure, skills and experience of the Board
•Recommending candidates to the Board to fill vacancies as they occur
•Recommending a slate of nominees for election to the Board at the annual meeting
•Identifying qualified individuals to serve as potential Board members, including candidates recommended by shareholders
•Engaging and approving the fees for third-party director search firms
•Reviewing the composition of committees and giving the Board recommendations on rotations of chairpersons
•Overseeing, reviewing and recommending the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics
•Reviewing potential conflicts of interest and related party transactions
•Reviewing executive succession plans

The charters adopted for the Audit, Compensation and Corporate Governance and Nominating Committees are available on our website, www.flotekind.com. These charters describe each committee’s resources, responsibilities and authority in greater detail. The information on our website is not part of this Proxy Statement.

Director Independence

The NYSE, SEC and our Corporate Governance Guidelines require that that a majority of our directors, and that all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees, are independent, using the criteria established by the NYSE and the SEC. The Board makes a determination annually of the independence of each director. For 2022, the Board has determined that all nominees other than Mr. Gibson are independent using the criteria established by the NYSE and the SEC.

Meetings and Director Attendance

During 2021, the Board met 10 times, the Audit Committee met 4 times, the Compensation Committee met 4 times, and the Corporate Governance and Nominating Committee met 3 times. All directors attended at least 75% of the Board meetings and the meetings of committees of which they were a member. The Company does not have a formal policy requiring members of the Board to attend the Meeting, although all directors are strongly encouraged to attend.

Board Observer

In December 2020, the Company added Brian Miller as a non-voting board observer. Mr. Miller is the President of North Sound Management, Inc., the general partner of the Company’s largest shareholder. Mr. Miller is entitled to attend the Company’s board meetings and receive board materials, subject to certain limitations relating to, among other things, confidentiality, fiduciary requirements, attorney-client privilege and applicable legal requirements. The Company believes that this has enhanced shareholder communication and provided better corporate governance. For a full description of the board observer arrangement, please see the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2020.

Certain Relationships and Related Party Transactions

Flotek generally does not engage in transactions or relationships involving a related person which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC unless

Corporate Governance
approved through the proper procedures. Any such transaction requires the approval of the Corporate Governance and Nominating Committee. No director may participate in the review or voting of any transaction in which he or she is a related party. We had two such related party transactions during the last two completed fiscal years.

Mr. Brown has been a director of the Company since November of 2013 and has been the President and CEO of Confluence Resources LP (“Confluence”) since 2016. For the year ended December 31, 2021, the Company had revenues for chemical sales to Confluence of approximately $3.6 million. The transactions with Confluence were reviewed and approved by disinterested directors on the Board during deliberations at which Mr. Brown was not present and did not take part.

On February 2, 2022. the Company entered into a Private Investment in Public Equity (PIPE) transaction in which the Company issued $21.2 million in aggregate initial principal amount of convertible notes in exchange for cash. Certain funds associated with David Nierenberg, the Company’s Lead Independent Director, participated in the PIPE transaction and received $3 million in initial principal amount of convertible notes in exchange for cash. The PIPE transaction and the participation by the funds related to Mr. Nierenberg were reviewed and approved in advance by disinterested directors on the Board during deliberations at which Mr. Nierenberg was not present and did not take part.

Communication with the Board

Shareholders and other persons who wish to communicate with the Board, or with any individual director, may do so by calling Lighthouse Services Inc., a third party call center, at (800) 785-1003, or by correspondence addressed to the Board, or to an individual director, at our principal executive offices located at 8846 N. Sam Houston Parkway W., Houston, TX 77064. These communications are sent directly to the appropriate Board member.

Stock Ownership Guidelines

Our directors and executive officers are subject to certain stock ownership guidelines. Directors are required to own stock equal to at least 5x the current annual retainer. Executive officers are required to own stock equal to at least 6x base salary in the case of the Chief Executive Officer, and 2x base salary in the case of all other executive officers. Each director or executive officer has five years from the date he or she was appointed to achieve the appropriate stock ownership ratio. Directors or executive officers that do not meet the prescribed ratio must retain at least 25% of the net shares from the exercise of options or vesting of shares until they meet the applicable ratio.

As of December 31, 2021, all directors and executive officers have met the stock ownership guidelines.

Anti-Hedging and Pledging

Directors, officers and employees are prohibited by our Insider Trading Policy from hedging transactions related to our securities. This include prohibitions on short-selling, options (other than those granted as compensation), puts or calls, swaps, collars, forwards, futures and other similar derivative transactions. Directors, officers and employees are also prohibited from pledging our securities or engaging in margin transactions related to our securities.

ITEM 1:     ELECTION OF DIRECTORS

Our Board is not divided into classes, so all director positions are up for election every year. The Board has nominated the following candidates for director:

Name	Board Member Since	Primary Occupation	Age
Harsha V. Agadi	2020	Chairman and CEO, GHS Holdings, LLC	59
Michael Fucci	2020	Chairman Emeritus, Deloitte U.S. LLP	63
John W. Gibson, Jr.	2020	Chairman and CEO, Flotek Industries, Inc.	64
Lisa Mayr	2021	Chief Financial Officer, Internap Holding LLC	54
David Nierenberg	2018	President, Nierenberg Investment Management Co	68
Matt D. Wilks	N/A	Chairman and President, ProFrac Holding Corp.	38

On April 15, 2022, Ted D. Brown and Paul W. Hobby notified the Board that they would not be standing for re-election at the upcoming Meeting. The Company wishes to thank Mr. Brown and Mr. Hobby for their exceptional service, professionalism and guidance during the past years.

In recommending this slate of candidates the Board and the Corporate Governance and Nominating Committee has taken into account the nominees’ experience, their expertise, their ethics and standards, and the diversity of views that this slate of candidates represents. A description of the candidates’ individual qualifications is below.

Each nominee has indicated approval of his or her nomination, and his or her willingness to serve if elected. If any nominee for election becomes unable to serve before the Meeting (which we do not expect), the persons named as proxies may vote for a substitute nominee or nominees, as may be designated by the Board prior to the Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED ABOVE.

Item 1: Election of Directors
DIRECTOR NOMINEES

Five of the nominees for directors are incumbents that are up for reelection. Highlights of their background and service on our board to date are described below:

Harsha V. Agadi	Age: 59
Director Since 2020

EXPERIENCE
•Chairman and CEO of GHS Holdings, LLC*
•Board member and former President and CEO of Crawford & Company (NYSE: CRDA)*
•Board member of Diversified Foodservice Supply, Inc.
•Chairman of Quiznos, LLC
•Chairman, The Krystal Company
•Chairman and CEO of Friendly’s Ice Cream, LLC
•President and CEO of Church’s Chicken

PHILANTHROPY & PUBLIC SERVICE
•Chairman and Managing Trustee, GHS Charitable Foundation, Inc.*
•Chairman and Managing Trustee, SKSVMA Charitable Trust*
•Board Member Emeritus of Fuqua School of Business, Duke University*

EDUCATION
•Master of Business Administration, Fuqua School of Business at Duke University
•Bachelor of Commerce, University of Mumbai

BOARD ROLES
•Chairman of the Compensation Committee since 2020
•Member of the Audit Committee since 2021
•Member of the Risk and Sustainability Committee since 2021
•Independent Director
•Audit Committee Financial Expert

The Board believes that Mr. Agadi’s experience as an executive, board member and in the consumer products sector makes him a valuable member of the Board.
*Current Role

Michael Fucci	Age: 63
Director Since 2020

EXPERIENCE
•Director, Acadia Healthcare (NASDAQ: ACHC)*
•Executive Chairman/Chairman Emeritus of Deloitte U.S. LLP
•Member of the Global Board of Deloitte
•Chief Operating Officer of Deloitte Consulting

PHILANTHROPY & PUBLIC SERVICE
•Supporter of Montclair State University Business School*
•Involved in various community educational initiatives*

EDUCATION
•Bachelor of Science in Mathematics, Montclair State University

BOARD ROLES
•Chairman of the Risk and Sustainability Committee since 2021
•Member of the Compensation Committee since 2021
•Independent Director

The Board believes that Mr. Fucci’s extensive experience as an executive, board member and in the human capital and accounting sectors makes him a valuable member of the Board.
*Current Role

Item 1: Election of Directors

John W. Gibson, Jr.	Age: 64
Director Since 2020

EXPERIENCE
•Chairman, CEO and President of Flotek Industries, Inc.*
•Director of Orocobre Limited
•Director of BluWare, Inc.*
•Member of the Strategic Board of Advisors of Houston Mechatronics, Inc.*
•Senior Advisor, Tudor, Pickering Holt and Company*
•Chairman, Energy Technology of Tudor, Pickering, Holt & Company
•President and CEO of Tervita Corporation
•Director of Tervita Corporation
•Director of I-Pulse Inc.
•President and CEO of Paradigm B.V.
•Honorary Consul to Texas of Kazakhstan*

PHILANTHROPY & PUBLIC SERVICE
•National Board Member of Kickstart Kids*
•Benefactor of Christian Thinkers Society*

EDUCATION
•Master of Science in Geology, University of Houston
•Bachelor of Science in Geology, Auburn University

BOARD ROLES
•Chairman of the Board since 2020
•Member of the Risk and Sustainability Committee since 2021

The Board believes that Mr. Gibson’s extensive experience as an executive and director in the oil and gas services sector makes him a valuable member of the Board.
*Current Role

Lisa Mayr	Age: 54
Director Since 2021

EXPERIENCE
•Chief Financial Officer, Internap Holding LLC*
•Chief Financial Officer, MicroStrategy Incorporated (NASDAQ: MSTR)
•Chief Financial Officer, EverFi
•Chief Financial Officer, Blackboard
•Board Observer and Member of the Audit Committee, WorldStrides
•Certified Public Accountant

PHILANTHROPY & PUBLIC SERVICE
•Board Member, STEM for Her

EDUCATION
•MBA, Georgetown University
•Bachelor of Arts in International Studies and Economics, American University

BOARD ROLES
•Member of the Audit Committee since 2021
•Member of the Corporate Governance and Nominating Committee since 2021
•Independent Director
•Audit Committee Financial Expert

The Board believes that Ms. Mayr’s extensive financial expertise and her experience as a board member and executive make her a valuable mamber of the Board.
*Current Role

Item 1: Election of Directors

David Nierenberg	Age: 68
Director Since 2018

EXPERIENCE
•Founder and President, Nierenberg Investment Management Company*
•Director of Riverview Bancorp (NASDAQ: RVSB)
•Director of Houston Wire and Cable Company (NASDAQ: HWCC)*
•Director of Electro Scientific Industries, Inc. (NASDAQ: ESIO)
•Director of Rosetta Stone (NYSE: RST)
•Partner, Bain & Company Inc.
•Chair for the Advisory Board of the Ira M. Millstein Center for Global Markets and Corporate Ownership at Columbia Law School*
•Chair of the Research Advisory Council of Glass, Lewis & Co.*
•Member of the Washington State Investment Board*

PHILANTHROPY & PUBLIC SERVICE
•Member of the board of The National WWII Museum*
•Member of the board of STAND for Children*
•Member of the board of Peace Health Southwest Washington Medical Center Foundation*

EDUCATION
•Juris Doctorate, Yale Law School
•Bachelor of Arts in History, summa cum laude, Yale University

BOARD ROLES
•Lead Independent Director since 2020
•Chair of the Audit Committee since 2020
•Member of the Corporate Governance and Nominating Committee since 2018
•Member of the Risk and Sustainability Committee since 2021
•Independent Director
•Audit Committee Financial Expert

The Board believes that Mr. Nierenberg’s extensive experience on public company boards and his corporate governance experience makes him a valuable member of the Board.
*Current Role

In addition to our incumbent directors, the following nominee is made pursuant to that Master Transaction Agreement by and between the Company and ProFrac Holdings, LLC (“ProFrac”), pursuant to which ProFrac was granted the right to designate up to two nominees to serve on the Company’s board of directors:

Matt D. Wilks	Age: 38
New Nominee

Matt D. Wilks has served as the Executive Chairman of the Board of Directors for ProFrac Holding Corp. since August 2021. Mr. Wilks has been the President of ProFrac since 2018 and previously served as the Chief Financial Officer from May 2017 to August 2021. Mr. Wilks also serves as Vice President of Investments for Wilks Brothers since January 2012. From 2010 to 2012, Mr. Wilks served as Vice President of Logistics for FTSI.

Additionally, Mr. Wilks served as a member of the Board of Directors of Approach Resources, Inc., an E & P company focused on the exploration, development and production of unconventional oil and gas resources in the United States.

The Board believes that Mr. Wilks’ connection to ProFrac Services, LLC and his extensive executive experience in the oil and gas services space makes him a valuable addition to the Board.

Item 1: Election of Directors

The above biographical and other information for the six director nominees is current as of April 19, 2022.

The Board is committed to ensuring that the composition of the Board reflects the appropriate level of diverse viewpoints, taking into account gender, race, ethnicity, experience and background.

Item 1: Election of Directors
DIRECTOR COMPENSATION
Board members receive an annual retainer of $52,000 and additional retainers for serving as a chair or member of a Board committee. Directors may elect to receive their annual retainer in stock of the Company in lieu of cash. The Audit Committee chair receives an annual retainer of $32,000, and Audit Committee members receive an annual retainer of $8,000. The Compensation Committee chair receives an annual retainer of $20,000 and Compensation Committee members receive an annual retainer of $8,000. The Corporate Governance and Nominating Committee chair receives an annual retainer of $16,000 and Corporate Governance and Nominating Committee members receive an annual retainer of $4,000. The Lead Independent Director receives an annual retainer of $24,000.
The members of the Board also receive an annual grant of restricted stock equal to a market value of $100,000. The restricted stock vests on the one year anniversary of the grant or on the date of the annual meeting of shareholders following the grant, whichever is earlier. Directors do not receive fees for attending Board or committee meetings.
Beginning in 2021, directors were permitted to receive the cash portion of their compensation in common stock of the Company. All directors other than Mr. Fucci and Ms. Mayr elected to receive the cash portion of their compensation in common stock of the Company.
Mr. Gibson is not compensated for serving on the Board.

The following table provides the 2021 compensation of the non-employee directors:

Name	Fees earned or paid in cash	Stock awards(4)	Non-equity incentive plan compensation	All other compensation	Total
Michelle M. Adams(1)	$30,933	$—	$—	$—	$30,933
Harsha V. Agadi	$38,706	$187,999	$—	$—	$226,705
Ted D. Brown	$36,733	$163,999	$—	$—	$200,732
Kevin W. Brown(2)	$9,000	$—	$—	$—	$9,000
Michael Fucci	$46,667	$100,000	$—	$—	$146,667
Paul W. Hobby	$30,933	$183,999	$—	$—	$214,932
Lisa Mayr(3)	$37,333	$100,000	$—	$—	$137,333
David Nierenberg	$32,934	$220,001	$—	$—	$252,935
(1)Ms. Adams ceased being a director on June 3, 2021
(2)Mr. Brown passed away on January 26, 2021.
(3)Ms. Mayr was elected as a director on June 3, 2021
(4)Awards were not vested as of December 31, 2021, and vest at the earlier of the Meeting or the anniversary of the 2021 annual meeting of shareholders. Value is as of the date of grant.

Item 1: Election of Directors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND DIRECTORS
The following table provides the beneficial ownership of Common Stock as of March 16, 2022 for (i) each named executive officer set forth in the Summary Compensation Table below, (ii) each of the Company’s directors (including each nominee), (iii) all of the Company’s current executive officers and directors as a group, and (iv) each other person known by the Company to be a beneficial owner of more than 5% of our outstanding Common Stock.

Name	Shares Owned(a)	Percent of Class(b)
Executive Officers and Directors
John W. Gibson, Jr.	858,833	1.08%
Ryan Ezell	436,533	*
Michael E. Borton	417,610	*
James Silas	420,125	*
Nicholas J. Bigney	293,986	*
Harsha V. Agadi	181,179	*
Ted D. Brown	276,790	*
Michael Fucci	61,663	*
Paul W. Hobby	262,747	*
Lisa Mayr	47,170	*
David Nierenberg(c)	7,753,778	9.73%
All executive officers and directors as a group (11 persons)	10,963,244	13.76%
5% Beneficial Owners
North Sound Trading, L.P.(d)	8,155,103	10.23%
David Nierenberg(c)	7,753,778	9.73%
ProFrac Holdings, LLC(e)	18,380,242	23.07%
*
* Less than 1%.
(a) Except as otherwise disclosed, the persons named in the table have sole voting and investment power of all shares of common stock which are beneficially owned by them. None of the current executive officers or directors have pledged shares.
(b) Based on 79,685,508 shares of common stock outstanding as of March 16, 2022.
(c) Includes shares of common stock beneficially owned by The D3 Family Fund, LP (2,582,029), The D3 Family Bulldog Fund, LP (4,774,309), and Haredale Ltd. (241,666), which includes shares of common stock issuable upon conversion of the aggregate principal amount of 10% Convertible PIK Notes issued to The D3 Family Fund, LP, The D3 Family Bulldog Fund, LP, and Haredale Ltd. pursuant to that certain Note Purchase Agreement, dated as of February 2, 2022, between the Company and certain investors (the “Note Purchase Agreement”) and 155,774 shares held by Mr. Nierenberg directly. Mr. Nierenberg is the sole owner of Nierenberg Investment Management Company, Inc. Nierenberg Investment Management Company, Inc. is the investment manager with respect to the shares held by each of The D3 Family Fund, LP, The D3 Family Bulldog Fund, LP, and Haredale Ltd. Mr. Nierenberg has disclaimed ownership of these securities except to the extent of his pecuniary interest therein. The address of the foregoing is 19605 NE 8th St., Camas, Washington 98607. Voting percentages do not take into account an increase in total shares upon conversion of 10% Convertible PIK Notes and the actual percentage is less than shown here.
(d) The address of North Sound Trading, L.P. is Edward E. Murphy, c/o North Sound Management, Inc, 115 East Putnam Avenue, Greenwich, Connecticut 06830. Ownership information originated from the Schedule 13D/A filed with the SEC by Brian Miller, North Sound Management, Inc., and North Sound Trading, L.P. on February 7, 2022. Brian Miller, North Sound Management, Inc., and North Sound Trading, L.P. have voting and dispositive power with respect to these shares. Voting percentages do not take into account an increase in total shares upon conversion of 10% Convertible PIK Notes and the actual percentage is less than shown here. In the event of conversion, North Sound Trading, L.P. is limited to no more than 9.99% voting percentage by contract.
(e) Consists of (i) 9,190,121 shares of common stock issuable upon conversion of the $10,000,000 in aggregate principal amount of the 10% Convertible PIK Notes issued to ProFrac Holdings, LLC pursuant to the Note Purchase Agreement and (ii) 9,190,121 shares of common stock issuable upon conversion of the $10,000,000 in aggregate principal amount of the 10% Convertible PIK Notes issued to ProFrac Holdings, LLC pursuant to that certain Master Transaction Agreement, dated as of February 2, 2022,

Item 1: Election of Directors
between the Company and ProFrac Holdings, LLC. Farris Wilks, Dan Wilks, Staci Wilks, THRC Holdings, LP, THRC Management, LLC, and ProFrac Holdings, LLC have shared voting and dispositive power with respect to these shares. The business address of each of the foregoing persons is 17018 IH 20, Cisco, Texas 76437. Ownership information originated from the Schedule 13D filed with the SEC by Farris Wilks, Dan Wilks, Staci Wilks, THRC Holdings, LP, THRC Management, LLC, and ProFrac Holdings, LLC on February 14, 2022. Voting percentages do not take into account an increase in total shares upon conversion of 10% Convertible PIK Notes and the actual percentage is less than shown here. In the event of conversion, ProFrac Holdings, LLC is limited to no more than 19.99% voting percentage by contract.

ITEM 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our shareholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K and in accordance with the SEC’s rules. This proposal, which may be referred to as a “say-on-pay” proposal, is required by Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. We must provide this opportunity to our shareholders at least once every three years. The Board has determined to provide this opportunity on an annual basis.
The Board is asking our shareholders to approve the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. Though this proposal calls for a non-binding advisory vote, our Board and Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
In view of the foregoing, our shareholders will vote on the following resolution at the Meeting: “RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers of the Company as disclosed in the Company’s Proxy Statement for the 2022 Annual Shareholders Meeting in accordance with the Security and Exchange Commission’s compensation disclosure rules.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Item 2: Advisory Vote on Executive Compensation
Compensation Overview and Strategy

Our executive compensation program has been designed to ensure that we are able to attract and retain talented and experienced executive officers, motivate and reward both individual and team efforts, enhance accountability of the executive officers to the Board, and align incentives of our executive officers with our shareholders’ interests.
In 2020, we introduced new leadership with the hiring of John W. Gibson, Jr. as the Company’s Chief Executive Officer, President and Chairman of the Board. As a component of the Company’s focus on improving shareholder returns, the Company evaluated and redesigned its executive compensation practices to more closely align with shareholder interests.
Our Compensation Committee is responsible for establishing, implementing and monitoring our compensation program. Each year the Compensation Committee evaluates the design of executive compensation within the context of Company performance, strategic priorities and market expectations. Through this process, they determine the appropriate mix of cash and non-cash compensation and short- and long-term incentive compensation for our executive officers in order to reward near-term performance and to encourage commitment to our long-range goals.
Flotek places a strong emphasis on both short-term and multi-year performance, with substantial weighting of total compensation based upon variable compensation as compared to our peers. Performance-based metrics include achievement of short- and long-term Company goals. In addition to evaluating financial performance, as well as total shareholder return compared to its peers, in 2020, the Company introduced new performance metrics related to the Company’s stock price performance. The Company believes this approach ensures the strongest outcomes for the Company and its shareholders.

Our 2021 executive compensation program consisted of base salary, short-term incentives and long-term incentives, as described below:

Compensation Element	Objective	Key Features
Base Salary	Provides regular income, reflecting scope of responsibilities, job characteristics, leadership skills and experience.	Reviewed annually based on individual performance. While base salary is not performance-based, annual increases are not guaranteed.
Short-Term Incentives	Rewards contributions to achievement of annual targets and individual performance, with a focus on key financial indicators.	Compensation Committee determines performance measures to align incentives with short-term goals.
Long-Term Incentives	Correlates pay with shareholder value and aligns executives with value increases; helps to retain executives in the competitive energy market.	Gives incentive for performance over long period, with a combination of staggered vesting and cliff vesting over three years.
Named executive officers are eligible to participate in our employee benefit plans, including medical, dental, and vision care programs, Company-paid accidental death, dismemberment, and life insurance, and our 401(k) plan, on the same basis as other employees. We have historically matched 401(k) contributions at certain percentage levels.
Executive officers are not permitted to participate in our employee stock purchase plan.
Peer Group Comparison
Our Compensation Committee considered data from a group of similar publicly-traded energy services companies and chemical companies (the “Peer Group”) to evaluate our executive compensation in 2020.

Item 2: Advisory Vote on Executive Compensation
The Compensation Committee also considered data from published survey sources and information from our directors, management, and compensation consultant to evaluate our executive compensation.
The companies in our Peer Group for 2021 were as follows:

Advanced Emission Solutions, Inc.	Intrepid Potash, Inc.
Aspen Aerogels, Inc.	ION Geophysical Corporation
Energy Recovery, Inc.	Natural Gas Services Group, Inc.
FutureFuel Corp.	NCS Multistage Holdings, Inc.
Geospace Technologies Corporation	Nuverra Environmental Solutions, Inc.
Graham Corporation	Solaris Oilfield Infrastructure, Inc.
Gulf Island Fabrication, Inc.	Trecora Resources

Item 2: Advisory Vote on Executive Compensation
Named Executive Officers
Our named executive officers for 2021 were as follows:

Name and Age	Positions	Since
John W. Gibson, Jr. (64)	President, Chief Executive Officer and Chairman	2020
Ryan Ezell (43)	Chief Operating Officer	2022
	President, Chemistry Technologies	2020
	Senior Vice President, Chemistry Technologies	2020
Michael E. Borton (62)	Chief Financial Officer	2020

Executive Officers

The following are the biographies of each of our executive officers, including our named executive officers, as of April 19, 2022:

John W. Gibson, Jr.	Chairman, Chief Executive Officer and President
Age: 64

EXPERIENCE & QUALIFICATIONS
•Director of Orocobre Limited (ASX: ORE)
•Director of BluWare, Inc.*
•Senior Advisor, Tudor, Pickering, Holt & Company*
•Member of the Strategic Board of Advisors of Houston Mechatronics, Inc.*
•Chairman, Energy Technology of Tudor, Pickering, Holt & Company from May 2016 to December 2019.
•President and CEO of Tervita Corporation
•Director of Tervita Corporation
•Director of I-Pulse Inc.
•President and CEO of Paradigm B.V.
•Honorary Consul to Texas of Kazakhstan*

EDUCATION
•Master of Science in Geology, University of Houston
•Bachelor of Science in Geology, Auburn University

COMPANY ROLES
•Chairman, Chief Executive Officer and President since January 2020
•Member of Risk and Sustainability Committee since February 2021

*Current Role

Item 2: Advisory Vote on Executive Compensation

Dr. Ryan Ezell	Chief Operating Officer
Age: 43
EXPERIENCE & QUALIFICATIONS •Vice President, Baroid Drilling Fluids, Halliburton from May 2006 to July 2019 •Published scientist •Author on more than 26 patents
EDUCATION
•Ph. D in Polymer Science, University of Southern Mississippi
•Bachelor of Science in Chemistry, Millsaps College

COMPANY ROLES
•Chief Operating Officer since March 2022
•President, Chemistry Technologies since August 2020
•Senior Vice President, Operations from March 2020 to August 2020
•Vice President, Operations from August 2019 to March 2020

Michael E. Borton	Chief Financial Officer
Age: 62

EXPERIENCE & QUALIFICATIONS
•Chief Financial Officer of Dynasty Sports and Entertainment from April 2019 to July 2020
•Chief Financial Officer of Wombat Security Technologies from February 2015 to August 2018
•Chief Financial Officer of Harmony Information Systems
•Certified Management Accountant
•Earned Certificate of Distinguished Performance from the Institute of Management Accounting

EDUCATION
•Masters of Business Administration in Finance, Indiana University, Bloomington
•Bachelor of Science, Business Administration, Major in Accounting, Valparaiso University

COMPANY ROLES
•Chief Financial Officer since August 2020

Nicholas J. Bigney	Senior Vice President, General Counsel & Chief Compliance Officer
Age: 44

EXPERIENCE & QUALIFICATIONS
•Vice President, General Counsel & Secretary of Oiltanking North America from April 2018 to January 2020
•Assistant General Counsel, Nabors Industries from August 2010 to March 2018
•Associate, Skadden Arps Slate Meagher & Flom, Energy & Infrastructure Group
•Associate, Milbank Tweed Hadley & McCloy, Project Finance Group
•Admitted to practice law in New York and Texas
•Fluent in Japanese

EDUCATION
•Juris Doctorate, Columbia Law School
•Bachelor of Arts in Japanese, Brigham Young University

COMPANY ROLES
•Senior Vice President, General Counsel & Chief Compliance Officer since January 2021
•Senior Vice President, General Counsel & Corporate Secretary from February 2020 to December 2020

Item 2: Advisory Vote on Executive Compensation

Dr. James A. Silas	Senior Vice President, Research & Innovation
Age: 47
EXPERIENCE & QUALIFICATIONS •Assistant Professor of Chemical Engineering, Texas A&M University
EDUCATION
•Ph. D. in Chemical Engineering, University of Delaware
•B.S.E. in Chemical Engineering, Princeton University
•Postdoctoral Fellow in Bioengineering at the University of Pennsylvania

COMPANY ROLES
•Interim President, Data Analytics since December 2021
•Senior Vice President, Research & Innovation since May 2016
•Vice President, Research & Innovation from May 2015 to May 2016
•Research Scientist from June 2013 to May 2015

2021 Executive Officer Compensation

Base Salary
The Company reviews base salaries annually for the named executive officers. The Company includes several factors when reviewing base salaries, including base salaries paid for comparable positions in the Peer Group, published survey data, the relationship among base salaries paid within the Company, and individual experience and performance.

The approved salaries for the named executive officers for 2021 were $500,000 for Mr. Gibson, $340,000 for Mr. Borton, and $350,000 for Dr. Ezell.

2021 Short-Term Incentive Program
The short-term incentive program for 2021 included both financial and individual performance metrics. All executives had a target bonus equal to 100% of base salary. Actual payouts were based on meeting financial, personal, individual and ESG goals approved by the Compensation Committee. Payout under the 2021 short-term incentive program is also subject to a liquidity test; if the Company does not meet the liquidity test, no amounts are paid in respect of the short-term incentive program, regardless of whether or not the goals were achieved.
In addition to the target bonus, the Compensation Committee also retains the ability to award discretionary bonuses based on individual performances or in connection with completion of large transactions.
The total bonus percentage for each named executive officer was set as follows:

Item 2: Advisory Vote on Executive Compensation

Bonus Percentage Targets
John W. Gibson, Jr.	100%
Ryan Ezell	100%
Michael E. Borton	100%
2021 Short-Term Incentive Results
In 2021, the Company faced continued challenging market conditions as a result of COVID-19, as well dramatic reductions in hydrocarbon demand and sharp decline in supply which impacted our core business. The Compensation Committee determined that the goal criteria had not been satisfied and no bonuses were awarded to the executive officers of the Company as a result.
2021 Long-Term Incentives
The long-term incentive program for 2021 was redesigned to include equity awards that incentivize long-term performance and to be more heavily weighted towards performance-based metrics. Under the 2021 long-term incentive program, executives other than Mr. Gibson were granted equity-based awards based on a multiplier to their base salary, with amount of shares determined by reference to a deemed share price of $1.44 (the closing price of the Company’s stock on the date of grant). Mr. Gibson was granted certain options and restricted stock under his employment agreement in lieu of participation in the Company’s long-term incentive program for 2021.
40% of the equity awards were restricted stock that vest ratably over 4 years. This element of the program is designed to ensure that executives have a sufficient overall equity interest in the Company to align with shareholders generally.
30% of the equity awards were performance-based options with a strike price equal to the Company’s stock price on the award date. These options vest 1/4 each at share prices of $3, $4, $5 and $7 if those prices are achieved (based on a 90-day VWAP) on or before December 31, 2024. These options expire in 10 years. If the target share price is not reached before December 31, 2024, the options are forfeited. This element of the program is designed to incentivize executives to reach meaningful share price targets, with the 90-day VWAP measurement implemented to eliminate awards as the result of temporary spikes.
The remaining 30% of the equity awards were performance-based options with a strike price equal to the Company’s stock price as of the grant date, and vest based on the achievement of a percentage of revenue from newly-developed products measured over a three year period. Options vest 1/3 each at new product revenue percentages of 15%, 20% and 25%; otherwise they are forfeited. This element of the program is designed to encourage innovation and new products to ensure that the Company can remain competitive in the markets in which it competes.
The multiplier for each named executive officer was as follows:

Award Factor
John W. Gibson, Jr.(1)	*
Ryan Ezell	2.00
Michael E. Borton	2.00
(1)Mr. Gibson did not participate in the 2021 long-term incentive program of the Company, but instead was granted certain options, restricted stock, and rights to purchase stock of the Company pursuant to his employment agreement. For more detail, please see the description of Mr. Gibson’s employment agreement below.

Item 2: Advisory Vote on Executive Compensation
2021 Long-Term Incentive Results
The amount of Restricted Stock and Performance Options awarded to the 2021 named executive officers is detailed in the table below.

	Restricted	Performance
	Stock(2)	Options(3)	Total
John W. Gibson, Jr.(1)	$—	$—	$—
Ryan Ezell	$280,000	$256,888	$536,888
Michael E. Borton	$272,000	$249,334	$521,334
(1)Mr. Gibson did not participate in the long-term incentive programs of the Company for 2021, but instead was granted certain options, restricted stock and rights to purchase stock of the Company pursuant to his employment agreement for his long-term incentives. For more detail, please see the description of Mr. Gibson’s employment agreement below.
(2)Value at date of grant of 4/19/2021.
(3)

Employment Agreements

A brief summary of the employment agreements of our 2021 named executive officers is as follows:
John W. Gibson, Jr. - Employment Agreement

Mr. Gibson entered into an employment agreement with the Company on December 21, 2019. Under the terms of the agreement, Mr. Gibson is paid a base salary of $500,000 annually and is eligible for an annual bonus with a target amount of 100% of base salary. On March 8, 2022, the Board subsequently approved an increase of Mr. Gibson’s base salary to $600,000. Mr. Gibson was also granted 570,000 shares of restricted stock that vest ratably in five installments beginning on December 22, 2020 and each of the next four anniversaries thereafter. In lieu of participation in the Company’s long-term incentive programs, Mr. Gibson also received options to purchase up to 2,000,000 shares of common stock of the Company based on the performance of the Company through December 31, 2024. 33% of the options vest at a share price of $3.60, an additional 33% will vest at a share price of $5.40, and all options vest at a share price of $7.20. Mr. Gibson was also granted options to purchase up to 1,000,000 shares of common stock of the Company, which vest ratably over five years. In each case the exercise price of the options is the closing price of the Company’s common stock on December 21, 2019.

The term of Mr. Gibson’s employment agreement is until December 31, 2024. In the event that Mr. Gibson’s employment agreement is terminated, the Company will pay to Mr. Gibson the amount of salary earned but unpaid through the date of termination, together with any other earned but unpaid compensation. In addition, if Mr. Gibson’s employment is terminated as a result of his death, disability, without “cause” or for “good reason”, upon execution and delivery of a suitable release agreement, all of Mr. Gibson’s time-based equity awards will vest and all performance-based equity awards will vest to the extent the performance goals have been reached, and in the case of termination without “cause” or for “good reason,” Mr. Gibson shall have an exercise period of the earlier of approximately 36 months and the 10th anniversary of grant for any vested stock options. Further, if Mr. Gibson’s employment is terminated without “cause” or for “good reason” within 24 months following a change of control, subject to execution and delivery of a suitable release agreement, Mr. Gibson shall be entitled to receive severance equal to his base salary plus target annual bonus, and all unvested equity awards will vest other than performance-based equity awards, which will vest only if the performance criteria have been met.

A full description of Mr. Gibson’s employment agreement is available on the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2019.

Item 2: Advisory Vote on Executive Compensation
Ryan Ezell - Employment Agreement

Dr. Ezell entered into an employment agreement with the Company on January 1, 2021. Under the terms of the Agreement, Dr. Ezell is paid a base salary of $350,000 annually and is eligible for an annual bonus with a target amount of 100% of base salary. On March 8, 2022, the Board subsequently promoted Dr. Ezell to Chief Operating Officer and approved an increase of Dr. Ezell’s base salary to $425,000. In the event that, within 12 months of a “change of control,” Dr. Ezell’s employment is terminated other than for “cause”, or Dr. Ezell terminates his employment for “good reason,” all unvested equity awards shall become fully vested immediately prior to termination. In addition, if Dr. Ezell’s employment is terminated without “cause” or for “good reason,” Dr. Ezell, upon execution and delivery of a suitable release agreement, shall be eligible to receive severance equal to 12 months of Dr. Ezell’s base salary, plus 100% of the annual bonus for the year of termination (determined and paid in the normal bonus cycle), and COBRA payments for up to 12 months.

For a full description of Dr. Ezell’s employment agreement, please see the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2021.
Michael E. Borton - Employment Agreement

Mr. Borton entered into an employment agreement with the Company on October 15, 2021. Under the terms of the Agreement, Mr. Borton is paid a base salary of $340,000 annually and is eligible for an annual bonus with a target amount of 100% of base salary. On March 8, 2022, the Board subsequently approved an increase of Mr. Borton’s base salary to $360,000. In the event that, within 12 months of a “change of control,” Mr. Borton’s employment is terminated other than for “cause”, or Mr. Borton terminates his employment for “good reason,” all unvested equity awards shall become fully vested immediately prior to termination. In addition, if Mr. Borton’s employment is terminated without “cause” or for “good reason,” Mr. Borton, upon execution and delivery of a suitable release agreement, shall be eligible to receive severance equal to 12 months of Mr. Borton’s base salary, plus 100% of the annual bonus for the year of termination (determined and paid in the normal bonus cycle), and COBRA payments for up to 18 months.

For a full description of Mr. Borton’s employment agreement, please see the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2021.

Item 2: Advisory Vote on Executive Compensation
Other Policies, Guidelines and Practices Related to Executive Compensation
Stock Ownership Guidelines
The Company has stock ownership guidelines for its executive officers to help further align compensation incentives with shareholders. Each executive has five years from the date appointed to his or her position (or within five years of the adoption of the guidelines, if the guidelines were adopted after the executive was appointed) to achieve the stock ownership ratio for his or her position.

Role	Ratio
Chief Executive Officer	6 times base salary
Other executive officers	2 times base salary
Executives that do not meet the above ownership ratio must retain 25% of the net shares acquired from exercising stock options or vesting of shares until they reach the applicable stock ownership ratio.
At December 31, 2021, all current executives have met or exceeded the guidelines.
Hedging and Pledging of Company Securities
Directors, officers and employees are prohibited by our Insider Trading Policy from hedging transactions related to our securities. This include prohibitions on short-selling, options (other than those granted as compensation), puts or calls, swaps, collars, forwards, futures and other similar derivative transactions. Directors, officers and employees are also prohibited from pledging our securities or engaging in margin transactions related to our securities.
None of the Company’s current executive officers or directors have pledged or hedged any common stock of the Company.
Claw-back Policy
Each executive that participates in the short-term incentive plan and long-term incentive plan agrees to abide by any compensation recovery, recoupment or other similar plan as may be approved by the Board or a committee thereof, or as may be required by applicable law. In addition, our executive contracts allow the Company to enact clawback policies with retroactive effect (applicable to all forms of compensation) and are subject to any clawback policies enacted by applicable law or a securities exchange.
Tax Gross-Ups on Severance
There are no tax gross-ups on any payments to executives, including severance payments.
Accounting for Stock-Based Compensation
The Company accounts for stock-based payments in accordance with the requirements of Accounting Standards Codification (ASC) Topic 718, “Stock Compensation.” Equity-based compensation is expensed over the requisite service period pursuant to the grant award terms. The Company considers the expense associated with stock-based incentive awards when granting such awards.
Section 409A
To the extent we permit executives to defer compensation or we commit to deliver compensation at a later date than when earned and vested, we make every attempt to meet the requirements of Section 409A of the Internal Revenue Code (the “Code”). Failure to satisfy the Section 409A requirements could subject the executives receiving deferred compensation to a 20% excise tax.

Item 2: Advisory Vote on Executive Compensation
Summary Compensation Table
The following table provides information concerning compensation earned in our fiscal years 2021 and 2020 by our named executive officers:

Name and Principal Position	Year	Salary	Bonus(3)	Stock Awards(4)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
John W. Gibson, Jr. - Chairman, President and Chief Executive Officer(1)	2021	$498,462	$—	$—	$—	$—	$16,567	$515,029
	2020	$435,385	$—	$74,074	$—	$—	$3,544	$513,003
Ryan Ezell - Chief Operating Officer	2021	$349,077	$—	$280,000	$256,668	$—	$—	$885,745
	2020	$279,750	$46,250	$219,472	$—	$183,020	$—	$728,492
Michael E. Borton - Chief Financial Officer(2)	2021	$340,000	$—	$272,000	$249,334	$—	$—	$861,334
	2020	$137,308	$24,500	$247,701	$385,200	$—	$—	$794,709
(1)Mr. Gibson began service as Chairman, President & Chief Executive Officer on January 6, 2020. Mr. Gibson’s inducement equity grants pursuant to his contract took place in 2019 and are included in the 2019 compensation. These inducement grants consisted of 570,000 restricted shares, with pro-rata vesting over five years, and 3,000,000 options, with 1,000,000 of these options vesting ratably over five years and with the remaining 2,000,000 vesting based on achievement of certain share price targets. The strike price of the options is equal to the Company’s share price on the date of grant. Due to the inducement grants, Mr. Gibson does not currently participate in the other long-term incentive programs of the Company. For a more thorough discussion of Mr. Gibson’s inducement awards, please see the description of Mr. Gibson’s employment contract above. Amounts in “All Other Compensation” for Mr. Gibson includes the reimbursement of rent and utilities for an apartment near the Company’s home office, as approved by the Compensation Committee of the Board.
(2)Mr. Borton began service as Chief Financial Officer on August 3, 2020. Pursuant to his employment contract, Mr. Borton was granted 240,000 shares of restricted stock that vest ratably over three years on the anniversary of his employment. Mr. Borton was also granted 360,000 options with a strike price equal to the Company’s share price on the date of grant. 180,000 of these options vest based on the achievement of certain share price targets, and 180,000 of these options vest based on the Company’s total shareholder return relative to its peer group as defined by the 2020 long-term incentive program.
(3)Bonus amounts for Mr. Borton and Mr. Ezell only reflect cash portion of the discretionary bonus for the short-term incentive program. Restricted stock portion of the bonus is included in the Stock Awards figure for those years and individuals.
(4)The amounts shown in the Stock Awards and the Option Awards columns reflect the full grant date fair value of restricted stock, options and other equity awarded calculated pursuant to FASB ASC Topic 718.

Item 2: Advisory Vote on Executive Compensation
Outstanding Equity Awards
The following table provides information relating to outstanding equity-based awards held by each named executive officer as of December 31, 2021:

	Option Awards						Stock Awards
Name	Year of Grant	Number of underlying unexercised securities exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested	Market value of shares of units of stock that have not vested	Equity Incentive plan awards: Number of shares, units or other rights that have not vested	Equity Incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
John W. Gibson, Jr.	2019(1)	—	2,000,000	—	$1.93	12/31/26	—	$—	—	$—
	2019(2)	200,000	800,000	—	$1.93	1/21/29	—	$—	—	$—
	2019(3)	—	—	—	—	—	342,000	$386,460	—	$—
Ryan Ezell	2021(4)	—	—	145,834	$1.44	4/19/31	—	$—	—	$—
	2021(5)	—	—	145,834	$1.44	4/19/31	—	$—	—	$—
	2021(6)	—	—	—	—	—	194,444	$219,722	—	$—
	2020(7)	—	—	—	—	—	68,355	$77,241	—	$—
	2020(8)	—	—	—	—	—	—	$—	76,899	$86,896
	2020(9)	—	—	—	—	—	—	$—	76,899	$86,896
	2019(10)	—	—	—	—	—	4,167	$4,709	—	$—
	2019(11)	—	—	—	—	—	6,666	$7,533	—	$—
Michael E. Borton	2021(6)	—	—	—	—	—	141,666	$160,083	—	$—
	2021(4)	—	—	141,667	$1.44	4/19/31	—	$—	—	$—
	2021(5)	—	—	141,667	$1.44	47,957	—	$—	—	$—
	2020(12)	—	—	—	—	—	160,000	$180,800	—	$—
	2020(13)	60,000	120,000	—	$1.42	12/31/22	—	$—	—	$—
	2020(14)	—	180,000	—	$1.42	12/31/22	—	$—	—	$—
(1)Vests ratably at share prices of $3.60, $5.40 and $7.20.
(2)Vests ratably over a five year period on each anniversary of the grant date of December 22, 2019.
(3)Vests ratably over a five year period on each anniversary of the grant date of December 22, 2019.
(4)Vests ratably at share prices of $3, $4, $5 and $7.
(5)Vests based on percentage of revenue from new products developed over a three-year period. Vesting is ratable at revenue percentages of 15%, 20% and 25%, and is determined on 12/31/24.
(6)Vests ratably over a four year period on each anniversary of the grant date of April 19, 2021.
(7)Vests ratably over a three year period on each anniversary of the grant date of March 3, 2020.
(8)Vests based on the “total shareholder return” as compared to the Company’s 2020 peer group as measured on 12/31/22.
(9)Awards to be granted based on the “total shareholder return” based on the Company’s peer group as measured on 12/31/22.
(10)Vests ratably over a three year period on each anniversary of the grant date of November 25, 2019.
(11)Vests ratably over a three year period on each anniversary of the grant date of October 1, 2019.
(12)Vests ratably over a three year period on each anniversary of the grant date on August 3, 2020.
(13)Vests ratably at share prices of $2.00, $5.00 and $7.00.
(14)Vests based on the “total shareholder return” as compared to the Company’s 2020 peer group as measured on 12/31/22.

ITEM 3: ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

In Item 2 above, we are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Item 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future “say-on-pay” votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain from voting. This proposal, which may be referred to as a “say-on-frequency” proposal, also is required by the Dodd-Frank Act.

Because this proposal calls for a non-binding advisory vote, it will not be binding on the Company, and the Board and the Compensation Committee may determine to hold “say-on-pay” votes more or less frequently than the option selected by our stockholders (though no less frequently than once every three years, as required by the Dodd-Frank Act).

However, we value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of future “say-on-pay” votes. In the future, we will provide a “say-on-frequency” vote at least once every six years as required by the Dodd-Frank Act.

The Board recommends that a “say-on-pay” vote be held every year. An annual vote will facilitate more direct stockholder input about executive compensation. An annual vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters. Therefore, the Board recommends that you vote “every year” for the frequency of the advisory “say-on-pay” vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SELECT “EVERY YEAR” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

ITEM 4: ADVISORY VOTE APPROVING CHIEF EXECUTIVE OFFICER PERFORMANCE

Items 2 and 3 above are advisory votes on the executive compensation of our named executive officers and the frequency of votes on the executive compensation of our named executive officers. We believe that shareholder response on these items can be helpful in the Board’s evaluation of our performance. However, we believe that both of these items, which are required under the Dodd-Frank Act, represent the first steps in shareholder engagement with the Company’s governance.

As a next evolution of stakeholder input, in this Item 4, we are asking our stockholders to cast a non-binding advisory vote approving the performance of John W. Gibson, Jr., the Company’s Chairman, President and Chief Executive Officer.

Because this proposal calls for a non-binding advisory vote, it will not be binding on the Company. However, the Board will consider the outcome of the vote in determining the management of the Company. Should the outcome of the vote be against the performance of Mr. Gibson, the Board and Mr. Gibson will consult to determine if a change in Chief Executive Officer of the Company is warranted. In the event that the Board terminates Mr. Gibson’s employment without cause, or Mr. Gibson terminates his employment for good reason, the severance described in Item 2, Employment Agreements, will become payable to Mr. Gibson.

The Board believes that Mr. Gibson’s experience and leadership has been key for the Company since his appointment in 2020, and recommends that you vote “for” the vote approving Mr. Gibson’s performance.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING THE PERFORMANCE OF THE COMPANY’S CHIEF EXECUTIVE OFFICER.

ITEM 5: RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm on June 29, 2021 and has approved retaining KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2022. Prior to the engagement of KPMG, BDO USA LLP (“BDO”) served as our independent registered public accounting firm beginning for the year ended December 31, 2020 and provided certain tax and other services to us. The Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and those of our shareholders. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. Based upon the Audit Committee’s analysis of this information, the Audit Committee will determine which registered independent public accounting firm to engage to perform our annual audit each year.

KPMG billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company’s 2021 annual financial statements, (ii) the reviews for second and third quarter 2021 quarterly financial statements and review of other documents filed with the SEC, and (iii) other work performed by KPMG. BDO, the Company’s former independent registered public accounting firm, billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company’s 2020 annual financial statements, (ii) the reviews for the first quarter of 2021 and 2020 quarterly financial statements and review of other documents filed with the SEC, and (iii) other work performed by BDO. The Audit Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent registered public accounting firm, and, accordingly, all services and fees in the 2021 and 2020 fiscal years were pre-approved by the Audit Committee.

	2021(1)	2020
Audit fees	$762,979	$1,203,486
Audit-related fees	$—	$108,702
Tax fees	$85,754	$353,565
All other fees	$10,000	$10,310
Total	$858,733	$1,676,063
(1)Amounts for 2021 include 37,979 of audit fees, 76,7606 of tax fees and 10,000 of other fees paid to BDO.

Fees included in “audit fees” in the table above are fees associated with the annual audit, including reviews of the Company’s 10-Q filings. Representatives of KPMG are expected to be at the Meeting with the opportunity to make a statement if they desire, and to take questions from shareholders.
None of KPMG reports on the Company’s financial statements for the fiscal year ended December 31, 2021 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2021, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG or BDO to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

None of BDO’s reports on the Company’s financial statements for the fiscal year ended December 31, 2020 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to

Item 5: Ratification of Appointment of KPMG as Independent Auditor
uncertainty, audit scope or accounting principles, other than an adverse opinion issued by BDO on the effectiveness of internal control over financial reporting for the year ended December 31, 2020. During the fiscal year ended December 31, 2020 and the subsequent period preceding BDO’s dismissal, there were (i) no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Moreover, during the fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent period prior to engaging KPMG, neither the Company nor anyone on its behalf consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided by KPMG to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (iii) any matter that was subject to a disagreement (as described in Item 304(1)(a)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit Committee Report

KPMG provided the Audit Committee with a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence. The Audit Committee also discussed with the auditors any relationships that may impact the independence of the auditors. The Audit Committee reviewed and discussed with the independent auditors all communications required to be discussed by Standards of the PCAOB, including those described in Auditing Standard No. 1301.

The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2021, and discussed them with management and the independent auditors. Based on such review and discussions described in this report, the Audit Committee recommended to the Board, and the Board subsequently approved the recommendation, that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

David Nierenberg (Chair)
Harsha V. Agadi
Lisa Mayr
April 19, 2022

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this report by reference.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 5 TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

ITEM 6: APPROVAL OF REVERSE STOCK SPLIT

Item 6 is to authorize the Company’s Board of Directors, in its sole and absolute discretion and without further stockholder approval, to effect a reverse stock split of our outstanding shares of common stock at a ratio to be determined by the Company’s Board of Directors ranging from a ratio of one to three to a ratio of one to six by amending the Amended and Restated Certificate of Incorporation of the Company at such time and date, if at all, as determined by the Board of Directors in its sole discretion, provided that all fractional shares as a result of the reverse stock split shall be automatically rounded up to the nearest whole share.

The Board of Directors believes that the proposed reverse stock split is desirable to bring the share price of the Company in line with its peers, to avoid future delisting warnings from the NYSE, and to ensure that shares will be available, if needed, for issuance of grants of equity awards, possible acquisitions of companies, products, or technologies, potential business and financial transactions, and other corporate purposes. Our Board of Directors has approved and has recommended that our stockholders approve this Item 6. If the stockholders approve this proposal, the reverse stock split will be effected only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the stockholders at that time. In connection with any determination to effect the reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio from within the range of ratios set forth herein.

The determination as to whether the reverse stock split will be effected and, if so, pursuant to which ratio, will be based upon those market or business factors deemed relevant by the Board of Directors at that time, including, but not limited to:

•our ability to continue our listing on the NYSE;

•existing and expected marketability and liquidity of the common stock;

•the historical and then-prevailing trading price and trading volume of the common stock;

•prevailing stock market conditions;

•the anticipated impact of the reverse split on the trading market for our common stock;

•the anticipated impact of the reverse split on our ability to raise financing;

•business developments affecting the Company;

•the Company’s actual or forecasted results of operations; and

•the likely effect on the market price of the Company’s Common Stock.

Our Board of Directors believes that stockholder approval granting us discretion to set the actual ratio within the range described above, rather than stockholder approval of a specified ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock in order to set a ratio that is intended to maintain for the foreseeable future, given market fluctuations, a stock price well in excess of $1 per share to avoid potential future delisting from the NYSE, which could have an adverse effect on our business, liquidity, and on the trading of our common stock due to, among other things, potential loss of confidence by partners, lenders, suppliers, customers, and employees, and increased difficulty in raising capital. We also believe that an increased market price of our common stock may improve the marketability and liquidity of our common stock and encourage

Item 6: Approval of Reverse Stock Split
interest and trading in our shares of common stock, as well as bring the price of our common stock to a level commensurate with peer companies. In addition, a low per share price may negatively impact our acceptability to certain institutional investors, professional investors, and other market participants.

If the Board of Directors determines to implement the reverse stock split, we intend to issue a press release announcing the terms and effective date of the reverse stock split before we file the Certificate of Amendment with the Secretary of State of the State of Delaware.

No fractional shares will be issued in connection with the reverse stock split. To avoid the existence of fractional shares of the common stock, any fractional shares that would otherwise be issued as a result of the reverse stock split will be rounded up to the nearest whole share.

If our Board of Directors determines that effecting the reverse stock split is in the best interest of the Company and its stockholders, the reverse stock split will become effective upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of the proposed Certificate of Amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split will be in substantially the form as attached to this Proxy Statement as Appendix A. The Certificate of Amendment filed thereby will set forth the number of shares to be combined into one share of our Common Stock within the limits set forth in this Proposal, but will not have any effect on the number of shares of common stock or preferred stock currently authorized, the ability of our Board to designate preferred stock, the par value of our common or preferred stock, or any series of preferred stock previously authorized (except to the extent such reverse stock split adjusts the conversion ratio of such previously designated preferred stock). The description of the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, which is attached hereto as Appendix A.

Effect of the Reverse Stock Split

If approved by our stockholders and implemented by the Board of Directors, as of the effective time of the Certificate of Amendment, each issued and outstanding share of our common stock would immediately and automatically be reclassified and reduced into a fewer number of shares of our common stock, depending upon the ratio selected by the Board of Directors, which could range between a ratio of one to three and a ratio of one to six, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share.

Except to the extent that the reverse stock split would result in any stockholder receiving an additional whole share of common stock in connection with the rounding of fractional shares or any dilution to other stockholder in connection therewith, as described below, the reverse stock split will not:

•affect any stockholder’s percentage ownership interest in us;

•affect any stockholder’s proportionate voting power;

•substantially affect the voting rights or other privileges of any stockholder; or

•alter the relative rights of common stockholders, convertible notes holders, or holders of equity awards.

Depending upon the ratio selected by the Board of Directors, the principal effects of the reverse stock split are:

•the number of shares of common stock issued and outstanding will be reduced by a factor ranging between three and six, notwithstanding any rounding;

Item 6: Approval of Reverse Stock Split

•the per share exercise price will be increased by a factor between three and six at the time of the reverse split, and the number of shares issuable upon exercise shall be decreased by the same factor, for all outstanding equity awards, and other convertible or exercisable equity securities entitling the holders to purchase shares of our common stock;

•the number of shares authorized and reserved for issuance under our existing equity plans will be reduced proportionately; and

•the conversion rates for holders of our outstanding convertible securities will be adjusted proportionately, subject to their terms.

The following table contains approximate information relating to our outstanding common stock, including the shares of common stock underlying outstanding convertible securities (assuming the current optional conversion price), outstanding equity awards (including under the Flotek Industries, Inc. 2018 Long-Term Incentive Plan and the Flotek Industries, Inc. Employment Inducement Plan, which we refer to, collectively, as the “equity plans”), and the impact of the reverse stock split thereon under certain proposed ratios:

Assuming a Reverse Stock Split of:*

	Before Reverse Stock Split	1-for-3	1-for-6

Outstanding shares of common stock	79,685,508	26,561,836	13,280,918
Shares of common stock issuable upon the exercise of outstanding equity awards	6,741,169	2,247,056	1,123,528
Shares of common stock issuable upon the exercise of outstanding convertible securities	39,804,710	13,268,237	6,634,118
Shares of common stock reserved for issuance under equity plans and convertible securities	67,501,155	22,500,385	11,250,193
Shares of common stock outstanding and reserved for issuance	193,732,542	64,577,514	32,288,757
Current authorized shares of common stock	140,000,000	140,000,000	140,000,000
Shares available for future issuance with current authorized shares of common stock	(53,732,542)	75,422,486	107,711,243

* Does not take into account the rounding of fractional shares described below under “Fractional Shares”. Approve of pending transactions with ProFrac Holdings, LLC are assumed to close, with resulting share issuance.

If the reverse stock split is implemented, the Certificate of Amendment will not reduce the number of shares of our common stock or preferred stock authorized under our Amended and Restated Certificate of Incorporation, the right of our Board of Directors to designate preferred stock, or the par value of our common or preferred stock.

Additionally, as of the date of this Proxy Statement, we do not have any current plans, agreements, or understandings with respect to the additional authorized shares that will become available for issuance after the reverse stock split has been implemented.

Item 6: Approval of Reverse Stock Split
Fractional Shares

Stockholders will not receive fractional shares in connection with the reverse stock split. Instead, stockholders otherwise entitled to fractional shares will receive an additional whole share of our common stock. For example, if the Board of Directors effects a one-for-ten split, and you held nine shares of our common stock immediately prior to the effective date of the Certificate of Amendment, you would hold one share of the Company’s common stock following the reverse stock split.

Effective Time and Implementation of the Reverse Stock Split

The effective time for the reverse stock split will be the date on which we file the Certificate of Amendment with the office of the Secretary of State of the State of Delaware or such later date and time as specified in the Certificate of Amendment.

Holders of pre-reverse split shares of our Common Stock (“Old Shares”), after the effective date, may, but are not required to, contact our transfer agent regarding the procedure for surrendering to our transfer agent, certificates representing Old Shares in exchange for certificates representing post-reverse split shares (“New Shares”). No new certificates will be issued to a stockholder until or unless such stockholder has surrendered such stockholder’s outstanding certificate(s) together with such information, fees, and documentation as the transfer agent may require, to the transfer agent for reissuance. Stockholders should not destroy any stock certificate. We and the transfer agent will adjust record stockholder’s shareholdings in our records regardless of whether any certificates evidencing Old Shares are returned for reissuance in order to evidence New Shares and therefore, stockholders are not required to return their certificates for reissuance unless they want to. In the event stockholders do not have their certificates representing Old Shares reissued for certificates evidencing New Shares, such certificates will still only provide rights and ownership of the adjusted number of New Shares in connection with the reverse stock split, when presented for voting or transfer, even if the certificates still list the number of Old Shares prior to the reverse stock split.

Stockholders whose shares are held in book-entry form or by their stockbroker do not need to submit old share certificates for exchange. These stockholders’ book-entry records or brokerage accounts will automatically reflect the new quantity of shares based on the selected reverse stock split ratio.

Beginning on the effective date of the reverse stock split, each certificate or other share ownership record representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares, subject to the rounding up of fractional shares to the next whole share. Stockholders should not destroy any stock certificates or submit any stock certificates to the Company or its transfer agent unless instructed to do so in the future.

The reverse stock split will not affect the par value of our common stock ($0.0001 per share). However, at the effective time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss would be expected to be proportionally higher because there will be fewer shares of our common stock outstanding.

No Appraisal Rights

Neither Delaware law, our Amended and Restated Certificate of Incorporation, nor our Amended and Restated Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with this Proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.

Item 6: Approval of Reverse Stock Split
Certain Risks Associated with the Reverse Stock Split

Before voting on this Item 6, you should consider the following risks associated with the implementation of the Reverse Stock Split:

•The price per share of our Common Stock after the reverse stock split may not reflect the ratio implemented by the Board of Directors and the price per share following the effective time of the reverse stock split may not be maintained for any period of time following the reverse stock split.

•Other factors, such as our financial results, market conditions, and the market perception of our business may adversely affect the market price of the Company’s common stock, and as a result, there can be no assurance that the reverse stock split would result in the intended benefits described herein, that the market price of the Company’s common stock would increase following the reverse stock split, that the market price of the Company’s common stock would not decrease in the future, or that our common stock would maintain a high enough price per share to permit its continued listing on the NYSE.

•Some investors may view the reverse stock split negatively because it reduces the number of shares of common stock available in the public trading market or otherwise has a negative market perception.

•Following the reverse stock split, we may still run the risk of non-compliance under the listing standards of the NYSE in the future, which could cause the Company to be delisted or subject to delisting.

•Effecting the reverse stock split may not attract additional institutional or other potential investors, or result in a sustained market price that is high enough to overcome certain investor policies and practices.

•The trading liquidity of our common stock could be adversely affected by the reduced number of shares outstanding after the reverse stock split.

•If a reverse stock split is implemented by the Board of Directors, some stockholders may consequently own less than 100 shares of our common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares following the reverse stock split may be required to pay higher transaction costs if they should then determine to sell their shares of the Company’s common stock.

•A stockholder who receives a “round up” from a fractional share to a whole share may have a tax event based on the value of the “rounded up” share provided to the stockholder. The Company believes such tax event will be minimal or insignificant for most stockholders.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for our combination with another company). However, the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders.

Item 6: Approval of Reverse Stock Split
Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material U.S. federal income tax consequences of the proposed reverse stock split to holders of our common stock that are U.S. holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below. We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service or a court will agree with such statements and conclusions.

This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the United States, insurance companies, persons holding shares of our common stock as part of a hedging, integrated, or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-favored account, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. Furthermore, this summary does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed reverse stock split, whether or not they are in connection with the proposed reverse stock split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her own tax advisor.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Holders of our common stock are urged to consult their own tax advisor with respect to the application of United States federal income tax laws to their particular situation as well as any tax considerations arising under other United States federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

The reverse stock split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the reverse stock split qualifies as a recapitalization, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the reverse stock split, except that a U.S. holder whose fractional share resulting from the reverse stock split is rounded up to the nearest whole share may recognize income or gain for U.S. federal income tax purposes equal to the value of the additional fractional share. A U.S. holder’s aggregate tax basis in the common stock received pursuant to the reverse stock split will equal the U.S. holder’s tax basis in its common stock surrendered in the

Item 6: Approval of Reverse Stock Split
reverse stock split in exchange therefor increased by any income or gain attributable to the rounding up of fractional shares. The holding period of the U.S. holder’s common stock received pursuant to the reverse stock split will include the holding period of the common stock surrendered in the reverse stock split in exchange therefor. The portion of the shares received by a U.S. holder that are attributable to rounding up for fractional shares will have a holding period commencing on the effective date of the reverse stock split. U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.

Vote Required

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock, whether or not present or represented by proxy at the Meeting, is required to approve this Proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK.

ITEM 7: APPROVAL OF AN AMENDMENT TO THE FLOTEK INDUSTRIES, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

On April 18, 2022, our Board adopted an amendment to the Flotek Industries, Inc. 2012 Employee Stock Purchase Plan (the “2012 ESPP”), subject to shareholder approval.
Stockholder Vote

We are asking you to approve an amendment to the 2012 ESPP, to (a) extend the duration of the plan through June 30, 2025 and (b) to increase the number of shares of our Common Stock available for issuance thereunder from 1,000,000 to 1,500,000 (as of December 31, 2021, 113,167 shares of Common Stock remain available for future issuance under the 2012 ESPP). We are asking you to authorize an additional 500,000 shares for future issuance under the 2012 ESPP which will contribute to a potential dilution of approximately 9%. This potential dilution was calculated by adding (i) the total number of new shares requested under the 2012 ESPP (ii) the total number of shares available for issuance under the 2012 ESPP and (iii) all unvested shares previously awarded and outstanding under the existing long-term incentive plans of the Company, divided by the total number of shares of outstanding common stock of the Company. Based on our historic usage patterns, the Compensation Committee estimates that the shares available under the 2012 ESPP will be sufficient to provide issuances for the next three years.

Our stockholders are being asked to approve the amendment to the 2012 ESPP and the Board’s reservation of shares under the 2012 ESPP for the purpose of qualifying such shares for special tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The only material aspects of the 2012 ESPP being changed by the proposed amendment are the extension of the duration and the increase in the number of shares available for issuance. All other provisions of the 2012 ESPP described herein would remain as already in effect.

Summary of the 2012 ESPP

The principal features of the 2012 ESPP are summarized below. The following summary of the 2012 ESPP does not purport to be a complete description of all the provisions of the 2012 ESPP. It is qualified in its entirety by reference to the complete text of the 2012 ESPP, which is in Appendix B of this proxy statement. Any Flotek stockholder who wishes to obtain a copy of the 2012 ESPP may do so upon written request to the Company’s Corporate Secretary at our principal executive offices.

General

The purpose of the 2012 ESPP is to provide the employees of the Company and the Company’s subsidiaries with an opportunity to purchase our common stock through accumulated payroll deductions.

Administration

The 2012 ESPP is administered by the Board, or a committee appointed by the Board. The Board has full power to interpret the 2012 ESPP, and the decisions of the Board, or the committee if applicable, are final and binding upon all participants.

Eligibility

Any employee of the Company or any subsidiary of the Company on a given Offering Date (as defined below) (other than a “highly compensated employee” within the meaning of Section 423(b)(4)(D) of the

Item 7: Amendment to 2012 Employee Stock Purchase Plan
Code) will be eligible to participate in the 2012 ESPP beginning on that Offering Date, subject to the administrative rules established by the Board. An employee is generally defined as an individual who is an employee of the Company or its subsidiaries for tax purposes who is regularly employed for at least 20 hours per week. However, no employee is eligible to participate in the 2012 ESPP to the extent that, immediately after the grant, that employee would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary, or to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrue at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. As of April 18, 2022, approximately 120 Flotek employees were eligible to participate in the 2012 ESPP. Executive officers are not permitted to participate in our employee stock purchase plan.

Participation in an Offering

The 2012 ESPP is implemented by offering periods lasting for three months (an “Offering Period,” with the first day of each such period the “Offering Date”). Offering Periods commence on January 1, April 1, July 1, and October 1 of each year. Common stock is purchased under the 2012 ESPP every three months on the last day of each Offering Period (a “Purchase Date”), unless the participant becomes ineligible to participate, withdraws from the 2012 ESPP or terminates employment prior to such date. To participate in the 2012 ESPP, each eligible employee must authorize contributions pursuant to the 2012 ESPP, which shall be made only by payroll deductions. Such payroll deductions may not exceed 10% (or such other limit as the Board may establish prior to the start of the applicable Offering Period) of a participant’s eligible compensation (limited to salary and/or wages) and are also subject to the limitations discussed above. A participant may increase or decrease his or her rate of contribution through payroll deductions at the beginning of an Offering Period, but at no time may such rate of contribution exceed 10%.

On the Offering Date of each Offering Period, each eligible employee participating in such Offering Period will be granted an option to purchase on the Purchase Date for such Offering Period (at the applicable Purchase Price, as defined below) up to a number of shares of the Company’s common stock determined by dividing such employee’s payroll deductions accumulated during an Offering Period and retained in the participant’s account as of the Purchase Date for such Offering Period by the applicable Purchase Price. Subject also to the limitations discussed above, an employee may not purchase more than 1,000 shares of common stock in any Offering Period.

Purchase Price; Shares Purchased

Shares of common stock may be purchased under the 2012 ESPP at a “Purchase Price” equal to 85% of the fair market value of the common stock on the Purchase Date; however, the Board has the discretion to adjust the purchase price in the future. On April 18, 2022, the closing price per share of Flotek common stock was $1.30. The number of whole shares of common stock a participant purchases in each Offering Period is determined by dividing the total amount of the participant’s contributions during that Offering Period by the Purchase Price, subject to the 1,000 share limit.

Termination of Employment

Termination of a participant’s employment for any reason, including death, automatically cancels his or her option and participation in the 2012 ESPP. In such event, the contributions credited to the participant’s account will be returned without interest to him or her (or in the case of death, to the person or persons entitled to those contributions).

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger, Acquisition or Asset Sale

Subject to any required action by the stockholders of the Company, in the event that Flotek common stock is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in our capital structure effected without the receipt of consideration, appropriate

Item 7: Amendment to 2012 Employee Stock Purchase Plan
proportional adjustments may be made in the number of shares of stock subject to the 2012 ESPP, the number of shares of stock to be purchased pursuant to an option, the maximum number of shares of stock that may be purchased by a participant in an Offering Period and the price per share of common stock covered by an option. Any such adjustment will be made by the Board, whose determination shall be conclusive and binding. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will be terminated immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with another company, or the acquisition of more than 50% of the shares of voting stock of the Company then outstanding by certain persons, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the outstanding options, each Offering Period then in progress will be accelerated to a New Purchase Date that is set before the date of the Company’s proposed sale or merger. The participant’s option shall be exercised automatically on the New Purchase Date, unless the participant has previously withdrawn from the Offering Period in accordance with the 2012 ESPP.

Amendment and Termination of the Plan

The Board may terminate or amend the 2012 ESPP at any time and for any reason, subject to the exceptions set forth in the 2012 ESPP. The Company will obtain any necessary stockholder approvals to comply with Section 423 of the Code, securities laws and regulations and stock exchange requirements. The 2012 ESPP will continue until June 30, 2025, unless otherwise terminated by the Board.

Withdrawal

Generally, a participant may withdraw from the 2012 ESPP by giving written notice to the Company. A participant’s withdrawal from an Offering Period will not affect his or her eligibility to participate in succeeding Offering Periods.

New Plan Benefits

Because benefits under the 2012 ESPP will depend on employees’ elections to participate and the fair market value of Flotek common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2012 ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the 2012 ESPP.

U.S. Federal Income Tax Consequences

If the Company’s stockholders approve this proposal, the 2012 ESPP, and the right of participants to make purchases thereunder, is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code. Under those provisions, no income will be taxable to a participant until the shares purchased under the 2012 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon whether the holding period(s) set forth in Section 423 of the Code have been satisfied. If the shares are sold or otherwise disposed of more than two years from the applicable Offering Date and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of (i) the excess of the amount received upon such sale or disposition over the Purchase Price, or (ii) an amount equal to 15% of the fair market value of the shares as of the Offering Date. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally as measured by the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to the Company.

Item 7: Amendment to 2012 Employee Stock Purchase Plan
The foregoing is only a summary of the effect of U.S. federal income taxation upon participants and the Company with respect to the 2012 ESPP based upon the U.S. federal income tax laws in effect as of the date of this proxy statement. It is not intended to be exhaustive and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable or the gift, estate, or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, the Company advises all recipients to consult their own tax advisor concerning the tax implications of participation in the 2012 ESPP.

Approval of the 2012 ESPP requires the affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting.
THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION SEEKING STOCKHOLDER APPROVAL OF, AND RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF, AN AMENDMENT TO THE FLOTEK INDUSTRIES, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.
Annual Report
An Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2021 is enclosed herewith. This report does not form any part of the material for solicitation of proxies.
Stockholder Communications
Stockholders and interested parties who wish to communicate with the Board, or with any individual director, may do so by (1) calling Lighthouse Services Inc., a third party call center, at (800) 785-1003 or (2) correspondence addressed to the Board, or to an individual director, at the principal executive offices of the Company at 8846 N. Sam Houston Parkway W., Houston, TX 77064. All such communications received from stockholders are sent directly to Board members.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires certain officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and further requires us to identify in this Proxy Statement those officers, directors and persons who failed to timely file such a report. Based solely on our review of these forms or written representations from such officers, directors and persons who own more than 10% of our common stock, we believe that all Section 16(a) filing requirements were met with respect to the 2021 fiscal year.
Householding of Proxy Materials
The SEC permits a single set of notices, annual reports, and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one notice, annual report, and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any beneficial stockholder residing at an address of which two or more stockholders reside wishes to receive a separate notice, annual report, or proxy statement in the future, or if any beneficial stockholder that elected to continue to receive separate notice, annual reports, or proxy statements wishes to receive a single notice, annual report, or proxy statement in the future, that stockholder should contact his or her broker or send a request to our Corporate Secretary at our principal executive offices, 8846 N. Sam Houston Parkway W., Houston, Texas 77064, telephone number (713) 849-9911. We will deliver, promptly upon written or oral request to our Corporate Secretary, a separate copy of the notice, 2021 Annual Report, and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.
Important Dates for 2023 Annual Meeting

Shareholder proposals submitted for inclusion under Rule 14a-8 of the Securities & Exchange Commission (the “SEC”) for inclusion in our 2023 proxy statement must be submitted in writing and received by our corporate secretary no later than December 30, 2022. Shareholder proposals to be presented in person at the 2023 annual meeting must be submitted after February 9, 2023 but no later than March 11, 2023. Section 14–15 of Article II of the Second Amended and Restated Bylaws of the Company sets out a detailed procedure for stockholder proposed director candidates.

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT
TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

A-1

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF FLOTEK INDUSTRIES, INC.

Flotek Industries, Inc., (the “Corporation”), a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby files this Certificate of Amendment (this “Certificate of Amendment”) to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, and certifies as follows:

1. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 30, 2001, and an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on October 2, 2007, which was amended on November 9, 2009 and May 5, 2020.

2. The Amended and Restated Certificate of Incorporation, as amended, is hereby amended by adding the following to the end of paragraph (A) of Article Fourth thereof:

Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, each [__] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who, immediately prior to the Effective Time, own a number of shares of Common Stock which is not evenly divisible by the exchange ratio set forth above shall, with respect to such fractional interest, be entitled to receive the next highest whole number of shares of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock or book-entry then outstanding representing shares of Common Stock, shall thereafter represent the number of shares of Common Stock that give effect to the Reverse Stock Split; provided, that each person holding of record a stock certificate or certificates that represented shares of Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled under the foregoing, subject to the rounding up of any fractional interests as described in the foregoing.

3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

4. This Certificate of Amendment shall become effective at 4:01 p.m. Eastern Time on [__], 2022.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on , 2022.

FLOTEK INDUSTRIES, INC.

By:_______________________________
Name:
Title:
A-2

APPENDIX B

2012 Employee Stock Purchase Plan

FLOTEK INDUSTRIES, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended 2012 Employee Stock Purchase Plan of Flotek Industries, Inc.

1.    Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    Definitions.

a.“Board” means the Board of Directors of the Company.

b.“Code” means the Internal Revenue Code of 1986, as amended.

c.“Common Stock” means the common stock, par value $.0001 per share, of the Company.

d.“Company” means Flotek Industries, Inc., a Delaware corporation.

e.“Compensation” means salary and/or wages received by an Employee from the Company or a Subsidiary. By way of illustration, but not limitation, Compensation excludes bonuses, commissions, incentive compensation, relocation, expense reimbursements, or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Subsidiary.

f.“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company and its Subsidiaries.

g.“Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

h.“Corporate Transaction” shall be deemed to have occurred upon any of the following events: (a) any “person” or “persons” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Sections 13(d) and 14(d) of the Exchange Act) other than and excluding (i) the Company or any of its Subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any Subsidiary of the Company, (iv) an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (v) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding; (b) the consummation of any merger, organization, business combination or consolidation of the Company with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto and their respective affiliates holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company; or (c) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto and their respective affiliates hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquirer, or parent of the acquiror, of such assets.

i.“Employee” means any person, including an Officer, who is an employee of the Company or one of its Subsidiaries for tax purposes and who is customarily employed for at least twenty (20) hours per week by the Company or one of its Subsidiaries.

j.“Exchange Act” means the Securities Exchange Act of 1934, as amended.

k.“First Offering Period” means the three (3) month period commencing on October 1, 2012.

l.“Offering Date” means the first business day of each calendar quarter.

m.“Offering Period” means each continuous three (3) month period commencing on January 1, April 1, July 1 and October 1 of each year except for the First Offering Period as set forth in Section 4 of this Plan.

n.“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

o.“Plan” means this Amended 2012 Employee Stock Purchase Plan.

p.“Purchase Date” means the last day of each Offering Period of the Plan.

q.“Purchase Price” means with respect to an Offering Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Purchase Date.

r.“Share” means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

s.“Subsidiary” means any corporation in which the Company, directly or indirectly, owns 50% or more of the combined voting power whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3,    Eligibility.

a.Any person who is an Employee as of the Offering Date of a given Offering Period (including the First Offering Period) shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code. Notwithstanding the foregoing, Employees who as of the Offering Date of a given Offering Period (including the First Offering Period) are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate in such Offering Period under the Plan.

b.Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if, as specified in Section 423(b)(8) and applicable regulations of the Code, such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods. The Plan shall be implemented by a series of Offering Periods of three (3) months’ duration, with new Offering Periods commencing on the 1st day of each calendar quarter (or at such other time or times as may be determined by the Board) except for the First Offering Period which shall be three (3) months’ duration commencing on October 1, 2012 and continuing until December 31, 2012. The Plan shall continue for a term of [Delete: ten] [Insert: thirteen] years per Section 22 or until terminated earlier in accordance with Section 19 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

5.    Participation.

a.An eligible Employee may become a participant in the Plan by completing a subscription agreement and any other required documents (“Enrollment Documents”) provided by the Company and submitting them to the Company’s Human Resources Department or the stock brokerage or other financial services firm designated by the Company (“Designated Broker”) prior to the applicable Offering Date, unless a later time for submission of the Enrollment Documents is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Documents and their submission may be electronic, as directed by the Company. The Enrollment Documents shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan. A participant’s payroll deductions shall remain in effect for all future Offering Periods unless changed by the participant.

b.Payroll deductions shall commence on the first full payroll following an Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, unless sooner terminated by the participant as provided in Section 10.

6.    Method of Payment of Contributions.

a.A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

b.A participant may discontinue his or her participation in the Plan as provided in Section 10.

c.Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7.    Grant of Option.

a.On each Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Offering Period shall be 1,000 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

b.The fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) shall be determined by the Board in its discretion based on the closing sales price of the Common Stock on the New

York Stock Exchange for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date).

8.    Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on the Purchase Date of an Offering Period, and the maximum number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. Fractional Shares shall be issued, as necessary. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9.    Delivery. As promptly as practicable after a Purchase Date, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Designated Broker. Any payroll deductions accumulated in a participant’s account that are not applied toward the purchase of Shares on a Purchase Date due to limitations imposed by the Plan shall be returned to the participant.

10.    Voluntary Withdrawal; Termination of Employment.

a.A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to a Purchase Date by submitting a completed “Notice of Withdrawal” form to the Company’s Human Resources Department or electronically completing the required documentation provided by the Company through the Designated Broker, as directed by the Company’s Human Resources Department. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

b.Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

c.In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

d.A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company.

11.    Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12.    Stock.

a.Subject to adjustment as provided in Section 18, the maximum number of Shares that shall be made available for sale under the Plan shall be [Delete: 1,000,000] [Insert: 1,500,000] Shares. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (1) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (2) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue the Plan as then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate the Plan pursuant to Section 19 below. The Company may make a pro rata allocation of the Shares available on an Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

b.The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

c.Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13.    Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

14.    Designation of Beneficiary.

a.A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made as directed by the Human Resources Department of the Company, which may require electronic submission of the required documentation with the Designated Broker.

b.Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which required notice may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.    Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.    Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.    Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

a.Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), the maximum number of Shares of Common Stock that may be purchased by a participant in an Offering Period, the number of Shares of Common Stock set forth in Section 12(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

b.Corporate Transactions. In the event the stockholders of the Company approve a plan of complete dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction. The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

19.    Amendment or Termination.

a.The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new

Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

b.Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

20.    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.    Term of Plan; Effective Date. The Plan shall become effective upon approval by the Company’s stockholders, which approval must be within twelve (12) months after the date the Plan is adopted by the Board. No option to purchase Shares of the Company’s Common Stock hereunder will be granted unless and until the Plan has been approved by the Company’s stockholders. The Plan shall continue in effect for a term of [Delete: ten (10)] [Insert: thirteen (13)] years from the effective date unless sooner terminated under Section 19.

23.    Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.    Notice of Disposition of Shares. Each participant shall notify the Company in writing if the participant disposes of any of the Shares purchased on the Purchase Date of any Offering Period if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased and the Shares are not held by the Designated Broker. The Company may place a legend on any certificate representing Shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the

Company of any transfer of the Shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, and Notice of Meeting are available at www.proxyvote.com.
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PROXY
FLOTEK INDUSTRIES, INC.
2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 9, 2022

THE UNDERSIGNED SHAREHOLDER OF FLOTEK INDUSTRIES, INC. (the “Company”) HEREBY APPOINTS John W. Gibson Jr., President and Chief Executive Officer of the Company and Nicholas J. Bigney, Senior Vice President, General Counsel and Chief Compliance Officer of the Company, and each of them, as proxyholders and attorneys-in-fact for and on his, her or its behalf, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on June 9, 2022 at 10:00 a.m. Central Time and at every adjournment or postponement thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting, or any adjournment or postponement thereof. The shareholder hereby directs the proxyholder to vote the securities of the Company of the undersigned it is entitled to vote as specified herein.
This Proxy is being solicited by the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the proxyholders discretion on any other matters that are properly presented at the Meeting or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side.)

FLOTEK INDUSTRIES, INC. ATTN: NICHOLAS J. BIGNEY 8846 N. SAM HOUSTON PARKWAY W. HOUSTON, TX 77064
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 8, 2022 for shares held directly and by 11:59 P.M. ET on June 6, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 8, 2022 for shares held directly and by 11:59 P.M ET on June 6, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		FOR	AGAINST	ABSTAIN

ITEM 1:	Election of Directors
Nominees
	Harsha V. Agadi	☐	☐	☐
	Michael Fucci	☐	☐	☐
	John W. Gibson, Jr.	☐	☐	☐
	Lisa Mayr	☐	☐	☐
	David Nierenberg	☐	☐	☐
	Matt D. Wilks	☐	☐	☐

The Board of Directors recommends you vote FOR item 2:		FOR	AGAINST	ABSTAIN

ITEM 2:	Advisory vote to approve named executive officer compensation	☐	☐	☐

The Board of Directors recommends you vote for 1 YEAR for item 3:		1 year	2 years	3 years

ITEM 3:	Advisory vote on frequency of “say-on-pay”	☐	☐	☐

The Board of Directors recommends you vote FOR items 4, 5, 6 and 7		FOR	AGAINST	ABSTAIN

ITEM 4:	Advisory vote to approve performance of chief executive officer	☐	☐	☐

ITEM 5:	Ratification of appointment of KPMG as independent auditor	☐	☐	☐

ITEM 6:	Approval of reverse stock split	☐	☐	☐

ITEM 7:	Approval of amendment to 2012 Employee Stock Purchase Plan	☐	☐	☐
Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date